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                               EXHIBIT 5.1


                     ARTER, HADDEN, JOHNSON & BROMBERG
                        1717 Main Street, Suite 4100
                            Dallas, Texas  75201
                                214/761-2100
                           Facsimile 214/741-7139





                                July 27, 1995




Temtex Industries, Inc.
3010 LBJ Freeway, Suite 650
Dallas, Texas  75234

     Re:       Temtex Industries, Inc.
               Registration Statement on Form S-8

     Subject: Additional Shares Reserved Under 1990 Stock Plan For Key Employees of Temtex Industries, Inc. and its
               Subsidiaries

Gentlemen:

     We have acted as counsel to Temtex Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 28, 1995, under the Securities Act of 1933, as amended (the "Securities Act"), relating to an additional 100,000 shares of the $0.20 par value common stock (the "Common Stock") of the Company that may be issued under the 1990 Stock Plan For Key Employees of Temtex Industries, Inc. and its Subsidiaries (the "Plan") either as a result of the exercise of stock options ("Options") or allotted as restricted stock ("Restricted Stock").

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company, as both have been amended and restated; (2) minutes and records of the corporate proceedings of the Company with respect to the Plan, the Registration Statement and related matters; (3) the Registration Statement and exhibits thereto, including the Plan, as amended; and
(4) that Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 30, 1995 (Reg. No. 33-88980) and incorporated by reference into the Registration Statement; and (5) such other documents and instruments as we have

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deemed necessary for the expression of the opinions herein
contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We understand that as of the date hereof, no shares of Restricted Stock have been issued under the Plan. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the outstanding Options were duly granted and the Options to be granted in the future will be duly granted, both in accordance with the terms of the Plan, (ii) the shares of Restricted Stock to be granted in the future, if any, will be duly granted in accordance with the terms of the Plan and the Board of Directors will determine that the value paid by the recipient exceeds the aggregate par value of the Restricted Stock issued,
(iii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under the Plan and (iv) the consideration for the shares of Common Stock issuable upon the exercise of such Options is actually received by the Company as provided in the Plan and the particular option agreement and such consideration exceeds the par value of such shares, then the shares of Common Stock issued under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. Further, this opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

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     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,




                              ARTER, HADDEN, JOHNSON & BROMBERG